As filed with the Securities and Exchange Commission on July 14, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
(Exact name of Registrant as specified in charter)

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Harbor Bay Parkway, Suite 100, Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

2012 Equity Incentive Plan
(Full title of the plan)

ROBERT W. PEABODY
Chief Financial Officer
BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Name and address of agent for service)

(510) 521-3390
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
RICHARD S. SOROKO, ESQ.
Thompson, Welch, Soroko & Gilbert LLP
3950 Civic Center Drive, Suite 300
San Rafael, California   94903
Tel. (415) 448-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Options to Purchase Common Shares	6,000,000	--	--	--
Common Shares, no par value(2)	6,000,000	$3.39	$20,340,000	$2,363.51
Stock Appreciation Rights	6,000,000	--	--	--
Restricted Stock Units	6,000,000	--	--	--
Total Registration Fee			$2,363.51

(1) Determined pursuant to Rule 457(c) and (h), including the exercise prices of certain options as to which the exercise price has been determined.
(2) Includes shares issuable directly or upon the exercise of the options or in settlement of stock appreciation rights or restricted stock units.  Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of common shares that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 under the Securities Act of 1933, as amended is being filed by BioTime, Inc. (“BioTime”) pursuant to General Instruction E to Form S-8 to register an additional (i) 6,000,000 BioTime common shares, no par value (“Shares”), (ii) options to purchase 6,000,000 Shares, (iii) stock appreciation rights with respect to 6,000,000 Shares, and (iv) hypothetical units with respect to 6,000,000 Shares, that may be granted or sold by BioTime under an amendment to the BioTime 2012 Equity Incentive Plan.

The contents of Registration Statement on Form S-8, File No. 333-192531, filed with the Securities and Exchange Commission (“SEC”) on November 25, 2013, are incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 11, 2015, as amended by Amendment No. 1 thereto filed with the SEC on April 11, 2015;

•	Registrant’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2015 filed with the SEC on May 8, 2015;

•	Registrant’s Current Reports on Form 8-K filed with the SEC on February 6, February 17, March 12, April 20, May 13, May 15, and July 2, 2015 (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•	The description of Registrant’s common shares contained in its registration statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description;

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date this offering is terminated or completed and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such document; provided, however, that any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, or otherwise furnished rather than filed with the SEC, shall not be incorporated by reference herein, and any statement contained in any document or report incorporated by reference shall be deemed modified or superseded to the extent that a statement in any subsequently filed document or report incorporated by reference modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Numbers	Description

4.1	2012 Equity Incentive Plan, as amended*

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co. LLP *

23.2	Consent of Rothstein Kass*

23.3	Consent of Counsel (Included in Exhibit 5.1)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on July 14, 2015.

BIOTIME, INC.
By:	s/ Michael D. West
Michael D. West
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/ Michael D. West	Chief Executive Officer and Director	July 14, 2015
MICHAEL D. WEST	(Principal Executive Officer)

s/ Robert W. Peabody	Chief Financial Officer	July 14, 2015
ROBERT W. PEABODY	(Principal Financial and Accounting Officer)

	Director	July ___, 2015
DEBORAH ANDREWS

s/ Neal C. Bradsher	Director	July 14, 2015
NEAL C. BRADSHER

s/ Stephen L. Cartt	Director	July 14, 2015
STEPHEN L. CARTT

s/ Stephen C. Farrell	Director	July 14, 2015
STEPHEN C. FARRELL

	Director	July ___, 2015
ALFRED D. KINGSLEY

	Director	July ___, 2015
MICHAEL H. MULROY

s/ Angus C. Russell	Director	July 14, 2015
ANGUS C. RUSSELL

s/ David Schlachet	Director	July 14, 2015
DAVID SCHLACHET

s/ Judith Segall	Director	July 14, 2015
JUDITH SEGALL

EXHIBIT INDEX

Exhibit Numbers	Description

4.1	2012 Equity Incentive Plan, as amended*

5.1	Opinion of Counsel*

23.1	OUM & Co. LLP *

23.2	Consent of Rothstein Kass*

23.3	Consent of Counsel (Included in Exhibit 5.1)

* Filed herewith.